UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2006, Mr. Richard Boyce, a partner of Texas Pacific Group or TPG*, resigned as a member of the Board of Directors of Kraton Polymers LLC (the "Company"). Mr. Boyce also served as a member of the Executive Committee of the Company. The Company does not intend to fill the vacancy created by the resignation of Mr. Boyce at this time.

* KRATON Polymers LLC is a wholly owned subsidiary of Polymer Holdings LLC. Polymer Holdings LLC is a wholly owned subsidiary of TJ Chemicals Holdings LLC and is indirectly owned by TPG Partners III, L.P., TPG Partners IV, L.P., and certain of their parallel investment entities affiliated with or managed by J.P. Morgan Partners LLC and affiliates and certain members of our management or Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

June 6, 2006	By:	/s/ Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel